Exhibit 99.1

Zymeworks Provides Corporate Update on Key Strategic Priorities and Outlook for 2023

•	Provides updated key priorities and focus on enterprise value framework

•	Closing of Jazz Pharmaceuticals (Jazz) collaboration in fourth quarter completes financial transformation initiatives originally planned for 2022

•	Announces additional financial guidance on expected cash runway; provides unaudited cash and cash resources balance as of December 31, 2022

•	Announces recommended Phase 2 dose (RP2D) for zanidatamab zovodotin (ZW49)

Vancouver, British Columbia (January 04, 2023) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biotechnology company developing novel, multifunctional biotherapeutics, today announced updated key strategic priorities and provided updated financial guidance for the 2023 calendar year.

“Since becoming Chair and CEO a year ago, the Company has made tremendous progress with a renewed focus on priority R&D programs and improved operational execution. During 2022, we advanced our two ongoing pivotal clinical studies of zanidatamab, presented important new data for both zanidatamab and zanidatamab zovodotin (formerly ZW49) to inform additional clinical development opportunities, advanced our preclinical product pipeline towards two new Investigational New Drug applications (INDs) planned for 2024, and gained further insights from our legacy platform licenses with our pharmaceutical partners as they advance product candidates into and through clinical development,” stated Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks.

“Through a series of financial initiatives successfully executed during 2022, including the Jazz collaboration that closed in the fourth quarter, we were able to transform our financial position to ensure adequate funding of our planned operations over the next several years as we continue to build a broad and exciting product pipeline comprised of both antibody-drug conjugates (ADCs) and multispecific antibody therapeutics.”

Key 2022 Accomplishments:

•	Fully recruited the HERIZON-BTC-01 (NCT04466891) pivotal clinical study for zanidatamab before mid-2022 and announced positive topline data before the end of 2022;

•	Recruitment of the HERIZON-GEA-01 (NCT05152147) pivotal clinical study for zanidatamab is well under way;

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Through a series of publications and presentations, outlined additional data from ongoing clinical studies supporting the potential for further development efforts for zanidatamab beyond biliary tract cancers (BTC) and gastroesophageal adenocarcinoma (GEA);

•	Presented Phase 1 clinical study data for zanidatamab zovodotin and outlined the future clinical development path;

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Selected and advanced two new preclinical product candidates (ZW191 and ZW171), that leverage Zymeworks’ novel, therapeutic technology platforms, with planned Investigational New Drug (IND) applications for both candidates in 2024;

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Presented an overview of our future scientific strategy to build an innovative and differentiated product pipeline focused on next-generation ADCs and multispecific antibody therapeutics as a part of our early Research and Development day in October 2022;

•	Completed commercialization partnership arrangements for zanidatamab with closing of the Jazz collaboration agreement in the fourth quarter;

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Completed redomicile to Delaware and a stock exchange listing change from the New York Stock Exchange (NYSE) to The Nasdaq Stock Market LLC (Nasdaq), better aligning Zymeworks with U.S. shareholder base and peer companies in the biotechnology sector; and

•	Completed a new equity financing in January 2022 at a price per common share of $8.00 resulting in gross proceeds of $115 million.

“2022 was an important year for Zymeworks and its shareholders,” said Mr. Galbraith. “With the key accomplishments of 2022, we are able to look forward to the future as we aim to make substantial progress in 2023 and 2024 across all five of the key focus areas of our enterprise value framework.”

Updated Financial Guidance

Zymeworks provided an update on its unaudited cash resources, which consist of cash, cash equivalents, and marketable debt securities. As of December 31, 2022, we had cash resources on hand of approximately $490 million (unaudited), which excludes the expected zanidatamab-related reimbursements pursuant to our agreement with Jazz for R&D expenses incurred in the fourth quarter of approximately $30 million.

During the fourth quarter of 2022, we received gross proceeds of $375 million pursuant to the collaboration agreement with Jazz.

With a substantially improved financial position and reduced cash burn rate, we are providing additional financial guidance to allow for an improved understanding of our future planned spending. Based on current operating plans, we expect a net operating cash burn of between $90 million and $120 million for calendar year 2023, including planned capital expenditures of approximately $15 million.

Based on current operating plans, we expect to have cash resources to fund research and development programs, as well as operations, through at least the end of 2026, and potentially beyond.

“Throughout the course of 2022, we worked diligently to improve our financial situation. Today, we are pleased to share that we have cash resources that should support our ongoing development plans over the next several years,” said Chris Astle, Ph.D., SVP and Chief Financial Officer at Zymeworks. “We now have the balance sheet strength to both fund our current operating plans and be opportunistic in evaluating additional R&D opportunities internally and externally, while maintaining a strong financial position. We will continue to be financially disciplined in order to ensure that future spending is prioritized and allocated in those areas expected to drive increases in enterprise value.”

Key 2023 and 2024 Priorities and Zymeworks’ Enterprise Value Framework

“With a significantly improved financial position, Zymeworks is now well positioned to build upon our key priorities and enhance shareholder value through focusing on the five key areas of our enterprise value framework,” said Neil Klompas, President and Chief Operating Officer at Zymeworks. “As we look forward, we will be focused on delivering substantial progress across the five key areas of: our zanidatamab collaborations with Jazz and BeiGene, our early R&D programs, further development of zanidatamab zovodotin and our portfolio of legacy platform licensing agreements.”

Zanidatamab Collaboration with Jazz Pharmaceuticals

The collaboration agreement with Jazz represents an important component of our commercialization strategy for zanidatamab and our financial strategy for expanding our product pipeline. To date, we have received $375 million in proceeds from the Jazz collaboration and are eligible for reimbursement for ongoing zanidatamab-related costs expended after October 19, 2022. We remain eligible to receive regulatory approval milestones of up to $525 million, commercial milestones of up to $862.5 million, and royalties of between 10% and 20% of future zanidatamab sales, pending regulatory approval of zanidatamab. During 2023, we expect to report additional clinical data from our ongoing Phase 2 study in front-line GEA at the ASCO GI symposium on January 19th in San Francisco and the full data set from our HERIZON-BTC-01 pivotal clinical trial at a major medical meeting in the first half of 2023. In conjunction with Jazz, we look forward to providing updates on progress towards regulatory filings, new clinical studies, and future clinical data releases.

Zanidatamab Collaboration with BeiGene

Our collaboration agreements with BeiGene in the key Asia Pacific (APAC) regions (excluding Japan) are important given the high prevalence of BTC and GEA in the APAC region. To date, we have received approximately $60 million in upfront payments and milestone payments from the BeiGene collaboration as well as certain co-development funding for zanidatamab clinical studies. Through our collaboration with BeiGene on zanidatamab and zanidatamab zovodotin, we remain eligible to receive up to $390 million in additional development and commercial milestones together with tiered royalties of up to 20% of future product sales, pending regulatory approval. In conjunction with BeiGene, we look forward to providing updates on progress towards regulatory filings in the APAC region, new clinical studies, and future clinical data releases.

Research and Early Development Programs

Our current scientific strategy provides for a broad and differentiated product pipeline of ADCs and multispecific antibody therapeutics to be developed from our technology platforms with the goal of five new INDs by 2027. We expect to submit INDs for our lead preclinical programs (ZW191 and ZW171) in 2024. During 2023, we expect to nominate an additional product candidate for preclinical development with an expected IND filing in 2025. We plan to continue actively presenting and publishing additional data on our preclinical programs in 2023, with a focus on the AACR meeting scheduled for the second quarter. We expect to evaluate and complete additional multi-product collaborations and partnerships in 2023 and 2024 to expand the breadth of our research and early development programs. We plan to make additional investments during 2023 and 2024 in the size and capabilities of our research group in order to enable the desired speed, quality, diversity, and novelty in our future product pipeline. Further, we also plan to evaluate external opportunities in adjacent research areas to expand our focus beyond the current technology platforms.

Zanidatamab Zovodotin (ZW49)

Today, we announced that we will continue to develop zanidatamab zovodotin using a dose of 2.5 mg/kg every three weeks (Q3W), and in the next year expect to present additional data from our Phase 1 clinical study that support this RP2D. Since the presentation of our Phase 1 data at the European Society of Medical Oncology (ESMO) conference in September 2022, we have continued to enroll subjects in our ongoing Phase 1 study to gather further data for zanidatamab zovodotin monotherapy treated at the RP2D. During 2023, we expect to evaluate zanidatamab zovodotin, as monotherapy and/or in combination with the current respective standards of care, in four different patient cohorts: (i) HER2-amplified non-small cell lung cancer (NSCLC), (ii) HER2-expressing ovarian and endometrial cancers, (iii) HER2-positive GEA, and (iv) HER2-amplified colorectal cancer. We also expect to commence enrollment in studies evaluating zanidatamab zovodotin in two different cohorts: (i) in patients with HER2-positive breast cancer after progression on T-Dxd, and (ii) in patients with HER2-low breast cancer.

These study cohorts will be undertaken with a planned expansion of clinical study sites in North and South America, Europe, and Asia Pacific regions. Based on our development efforts to date, we believe that zanidatamab zovodotin represents a unique and differentiated product candidate among the HER2 ADCs currently under active development. We anticipate the results of these planned clinical studies may provide the rationale for one or more registrational studies of zanidatamab zovodotin, which we would expect to undertake with a future collaboration partner.

Legacy Platform Licensing Portfolio

We continue to have active licensing arrangements with nine key pharmaceutical and biotechnology partners, with four product candidates currently in clinical development. To date, we have received approximately $180 million in upfront and milestone payments from these arrangements, excluding amounts received related to zanidatamab or zanidatamab zovodotin. During 2023 and 2024, we expect to earn additional milestone payments under our existing agreements as products continue to advance in development as well as the potential for payments for expansion or extension of existing agreements. We continue to evaluate the feasibility of monetization of all or a portion of our rights to receive future milestone payments and royalties under these legacy agreements.

Management Changes

In order to ensure appropriate focus on both supporting the further development and commercialization of zanidatamab with our partners, Jazz and BeiGene, as well as the expansion of our early-stage product pipeline, the Company will be re-organizing its current development group into two separate groups: one focused on zanidatamab and one focused on the remainder of the product portfolio, including zanidatamab zovodotin. In conjunction with the internal re-organization, Dr. Neil Josephson, will be leaving the Company.

The late-stage development group will focus on supporting the further clinical development and commercialization of zanidatamab by our partners in their respective regions. Based in our current Seattle operational site, the late-stage development group will be led by the current development management team, reporting to Neil Klompas, President and COO.

The early-stage development group will be focused on the clinical development of zanidatamab zovodotin, ZW171, ZW191, and future product candidates. In order to ensure timely development with a global perspective, the early-stage development group will be regionally focused among new operational sites to cover the Americas (California), Europe and MENA (Dublin) and Asia-Pacific (Singapore).

In addition to the late-stage development group, the Company’s Seattle site will retain responsibilities for global technical and manufacturing operations.

The early-stage development group will be led by newly appointed SVP, Early-Stage Development, Dr. Jeffrey Smith, to be based in the Company’s Dublin offices. Dr. Smith has more than thirty years of drug development experience working for pharmaceutical, biotechnology and contract research organizations in Europe and North America. He was formerly the co-founder and Chief Medical Officer of Alder BioPharmaceuticals, based in Seattle, which was acquired by Lundbeck in 2019 for approximately $2 billion. Dr. Smith has an M.D. from the University of London.

In addition, the Company announced the promotions of Mark Hollywood to Executive Vice President and Head of Technical and Manufacturing Operations, and Daniel Dex to General Counsel and Corporate Secretary.

“I wish to thank Dr. Josephson for his efforts and contributions as Chief Medical Officer during my first year as CEO of Zymeworks. I would like to welcome Jeff to the organization and congratulate both Mark and Daniel on well-earned promotions within my leadership team,” stated Mr. Galbraith. “I am confident that this new organizational structure will ensure we can properly support our partners’ efforts on the timely commercialization of zanidatamab while also improving the speed of development of our growing product pipeline.”

About Zymeworks Inc.

Zymeworks is a global biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference for people impacted by difficult-to-treat cancers and other diseases. Zymeworks’ complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using Zymeworks’ proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz), granting each of BeiGene and Jazz with exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab is currently being evaluated in global Phase 1, Phase 2, and pivotal clinical trials as a best-in-class treatment for patients with HER2-expressing cancers. Zymeworks’ next clinical candidate, zanidatamab zovodotin (ZW49), is a HER2-targeted bispecific antibody-drug conjugate (ADC) developed using Zymeworks’ proprietary Azymetric™ and ZymeLink™ Auristatin technologies. Zanidatamab zovodotin is currently being evaluated in a Phase 1 clinical trial for patients with a variety of HER2-expressing cancers. Zymeworks is also advancing a deep pipeline of product candidates based on its experience and capabilities in both ADC and multispecific antibody therapeutics (MSAT). In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its strategic priorities, including those with respect to its pipeline and R&D strategy; preliminary and unaudited estimates of its cash, cash equivalents, and marketable debt securities; Zymeworks’ anticipated financial runway and funding of its current operations; Zymeworks’ anticipated cash burn; Zymeworks’ estimated reimbursements from collaboration partners; future financial position; timing of milestones with respect to zanidatamab, ZW49 and other potential product candidates; potential therapeutic effects and commercial potential of zanidatamab and Zymeworks’ other product candidates; the anticipated benefits of the collaboration agreement with Jazz; the anticipated benefits of Zymeworks’ agreements with BeiGene and its other collaborators; Zymeworks’ ability to receive additional payments pursuant to the collaboration agreement, including any future milestone payments and royalties; the commercial potential of zanidatamab and Zymeworks’ and Jazz’s ability to obtain regulatory approval of and successfully commercialize zanidatamab; the anticipated internal re-organization and the expected timing and benefits thereof; the timing of and results of the interactions with regulators, including anticipated regulatory filings and the timing thereof; current and future partnerships and strategic collaborations; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; the timing and status of ongoing and future clinical trials and studies and presentation of related data; the ability to advance product candidates into later stages of development; and other information that is not historical information. When used herein, words such as “believe”, “future”, “anticipate”, “approximately”, “will”, “plans”, “may”, “potential”, “expect”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct.

Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: Zymeworks’ assumptions regarding its financial condition may be incorrect; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; Zymeworks may be unable to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended September 30, 2022 (a copy of which may be obtained at www.sec.gov and www.sedar.com).

Furthermore, we are in the process of finalizing our financial results for the fourth quarter and fiscal year 2022, and therefore our finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding year-end cash, cash equivalents, and marketable debt securities are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by our independent registered public accounting firm and no assurance is given by our independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2022, based on the foregoing estimates.

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events.

Investor inquiries:

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com